                                                                   Exhibit 15.14


                                                          [Andersen LOGO]

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549


Commissioners:

We are aware that our report dated October 20, 2000 (dual dated January 11, 2001) on our review of interim financial information of Companhia Siderurgica Nacional, translated into US Dollars, as of September 30, 2000, and for the nine-month period then ended, prepared in conformity with generally accepted principles in the United States, is included in the Companhia Vale do Rio Doce Registration Statement on Form F-3 dated February 4, 2002.

Yours very truly,

/s/ Arthur Andersen S/C
ARTHUR ANDERSEN S/C

Rio de Janeiro, Brazil, 2002